SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2007
LAYNE CHRISTENSEN COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20578	48-0920712

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205
(Address of Principal Executive Offices)

(913) 362-0510
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF$ 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     At a meeting of the Board of Directors of Layne Christensen Company (the “Company”), held on March 29, 2007, the Board set goals for certain executive officers of the Company to qualify for a bonus under the Company’s Executive Incentive Compensation Plan (the “Plan”) for the fiscal year ended January 31, 2008. Awards under the Plan for the fiscal year ended January 31, 2008, will be based upon two performance goals, with 50% of the award based on the achievement of a set net income goal and 50% based on the achievement of a set goal for the return on net assets of the Company.
     At the same meeting, the Board of Directors of the Company also granted discretionary bonuses to two named executive officers, Eric R. Despain and Colin B. Kinley, in the form of contributions to their deferred compensation accounts for fiscal 2007 in the amounts of $54,088 and $275,000, respectively. Mr. Despain’s bonus was paid to him to recognize the exceptional performance of his division during fiscal 2007, which the Board felt was not appropriately reflected in the bonus he received under the Executive Incentive Compensation Plan. Mr. Kinley’s bonus was paid to him to recognize extraordinary success by the Company on a single non-recurring contract with an international oil exploration company that Mr. Kinley was responsible for obtaining and executing.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAYNE CHRISTENSEN COMPANY
Date: April 4, 2007	By:	/s/ A. B. Schmitt
		Name:	Andrew B. Schmitt
		Title:	President and Chief Executive Officer